Exhibit 16.1
June 9, 2022
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Allegro MicroSystems, Inc.
File No. 001-39675
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Allegro MicroSystems, Inc. dated June 7, 2022, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP